UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2007

U.S. AUTO PARTS NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17150 South Margay Avenue, Carson, CA		90746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (310) 735-0085

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

d)  The Board of Directors of U.S. Auto Parts Network, Inc. has appointed Barry Phelps as a Class III director, effective September 20, 2007.  He will serve until reelection at the Annual Stockholders’ Meeting in June 2009.

Information regarding committees of the registrant’s Board of Directors that Mr. Phelps will serve on had not been determined at the time of filing this Current Report on Form 8-K.  Once determined, the committee assignment(s) will be disclosed by the registrant in a Current Report on Form 8-K.

There are no relationships or related transactions to be disclosed under Item 404(a) of Regulation S-K regarding certain relationships and related transactions between the registrant and Mr. Phelps.

There are no arrangements or understandings pursuant to which Mr. Phelps was selected as a director.  Beginning January 2007, each non-employee director, which now includes Mr. Phelps, will be paid a fee of $25,000 per year for his or her service as a director. Members of the audit committee, the compensation committee, and the nominating and corporate governance committee will each receive an additional $7,500, $5,000 and $2,500, respectively, per year for his or her service on such committee. The chairpersons of the audit committee, the compensation committee, and the nominating and corporate governance committee will receive $15,000, $7,500 and $5,000, respectively, per year for his or her service on such committee. Any non-employee director will be granted an option to purchase 45,000 shares of the registrant’s common stock on the date of his or her initial election to the board of directors. In addition, on the date of each annual stockholders meeting, each person who has served as a non-employee member of the board of directors for at least six months before the date of the stockholder meeting will be granted a stock option to purchase 20,000 shares of common stock. These options will have an exercise price per share equal to the fair market value of the registrant’s common stock on the date of grant and will vest over a three year period, subject to the director’s continuing service on the board of directors. The term of each option granted to a non-employee director shall be ten years. These options will be granted under the registrant’s 2007 Omnibus Incentive Plan.

A press release announcing the appointment was issued on September 24, 2007, and is attached as Exhibit No. 99 to this Current Report on Form 8-K. U.S. Auto Parts Network, Inc.’s Annual Report to Stockholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description
	99	Press Release, dated September 24, 2007, of U.S. Auto Parts Network, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2007	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ MICHAEL J. MCCLANE
Michael J. McClane Chief Financial Officer, Executive Vice President of Finance, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release, dated September 24, 2007, of U.S. Auto Parts Network, Inc.